Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THIS WARRANT AND/OR SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE WARRANT AND/OR SUCH SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE OR FOREIGN LAW.

POLYPID LTD.

WARRANT

To purchase

              Series D-2 Preferred Shares (as defined below) (subject to adjustment hereunder) of

PolyPid Ltd. (the “Company”)

at a per share price and subject to the terms detailed below

VOID AFTER 20:00 local Israel time

on the last day of the Warrant Period (as defined below)

THIS IS TO CERTIFY THAT           (the “Holder”), is entitled to purchase from the Company, during the Warrant Period, an aggregate of up to           Series D-2 Preferred Shares of the Company, nominal value NIS 0.10 per share (the “Series D Preferred Shares”), as may be adjusted hereunder, at a price per share of US$ 1.27 (as may be adjusted hereunder) (the “Exercise Price”) (it being acknowledged that the amount of Series D-2 Preferred Shares that the Holder is entitled to purchase from the Company pursuant to this Warrant and the Exercise Price thereof, are subject to further adjustments in accordance herewith and in accordance with the provisions of the Articles of Association of the Company (as in effect from time to time) (“Amended AOA”) and the provisions of the SPA).

Unless otherwise is specifically set forth herein, all capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Securities Purchase Agreement dated as of February     , 2016 (the “SPA”), by and among the Company and the Investors (as such term is defined in the SPA).

1.                        EXERCISE OF WARRANT

1.1.              Number of Warrant Shares.

1.1.1.               In General. The number of Series D-2 Preferred Shares into which this Warrant may be exercised at any time (the “Warrant Shares”) shall equal the aggregate number of Ordinary Shares of the Company, nominal value NIS 0.10 per share (the

“Ordinary Shares”) into which the Base Number (as defined below) may be converted, in accordance with the Amended AOA (the “Conversion Ratio”). For the avoidance of doubt, the Base Number, and (whether or not the Base Number is adjusted) the number of Warrant Shares, shall be subject to adjustment in accordance with the provisions hereof (including but not limited to Sections 1.2.5 and 4), the Amended AOA (principally, Article 9), and the provisions of the SPA.

1.1.2.               As of Closing. The Company hereby represents and warrants that, as of the Closing: (a) the “Base Number” (which shall initially be the number of Warrant Shares which the Holder is to be granted the right to purchase, at the Closing, as reflected on the Capitalization Table attached to the SPA) is        Series D-2 Preferred Shares, (b) the aggregate Base Number of Series D-2 Preferred Shares are convertible into an equal number of Ordinary Shares, and (c) the number of Warrant Shares is thus equal to        Series D-2 Preferred Shares.

1.1.3.               Adjustment Upon Trigger Event. Upon the occurrence of a Trigger Event, the Base Number shall automatically, and for no additional consideration, be increased (and, for the avoidance of doubt, in no event decreased) so that it equals the aggregate number of Warrant Shares as reflected in the “Trigger Event” column in the Capitalization Table attached to the SPA, and the Exercise Price under the Warrants shall be reduced to equal the Adjusted Investors’ Conversion Price (as defined in the Amended AOA and as may be adjusted from time to time thereunder) of the Series D-2 Preferred Shares , so that the aggregate exercise price hereunder (i.e., US$     ) remains the same.

1.2.              Exercise Price. Without derogating from, and in addition to, any other provision hereof (including but not limited to Section 4), the Exercise Price shall be, and shall be adjusted, as follows:

1.2.1.               In General. Except in case of exercise of the Warrant at any time upon or following a Trigger Event, in which case, the provisions of Sections 1.1.3, 1.2.3, and 1.2.4 hereof will apply, the Exercise Price hereunder shall at all times equal 15% more than the Adjusted Investors’ Conversion Price, as determined in accordance with the Amended AOA.

1.2.2.               As of Closing. The Company hereby represents and warrants that, as of the Closing, (A) the Adjusted Investors’ Conversion Price equals the Price Per Share under the SPA, i.e. US$1.1036, and (B) as such, the Exercise Price equals US$1.27 (i.e. the Price Per Share times 1.15).

1.2.3.               Adjustments. Upon each adjustment to the Adjusted Investors’ Conversion Price under the Amended AOA, the Exercise Price shall concurrently be reduced (and, for the avoidance of doubt, not increased) to equal (i) if prior to, and not in conjunction with, a Trigger Event, 15% more than the new Adjusted Investors’ Conversion Price thereunder, and (ii) if upon or at any time following a Trigger Event, such Adjusted Investors’ Conversion Price.

1.2.4.               Increase of Warrant Shares. Upon each reduction to the Exercise Price, the number of Warrant Shares shall be correspondingly increased, with the intent that, as a result of such adjustments, the aggregate exercise price of this Warrant shall remain the same.

1.2.5.               Exercise Upon Certain Transactions. If this Warrant is exercised in the context of an IPO (including, for the purposes of this Warrant, any other public offering) or a Deemed Liquidation (as such capitalized terms are defined in the Amended AOA), then, even if the exercise of this Warrant in such case shall be required to occur no later than immediately prior to the closing of such transaction, the Adjusted Investors’ Conversion Price shall be deemed to be the Adjusted Investors’ Conversion Price as it would have been adjusted in accordance with the Amended AOA upon an issuance by the Company of shares (in this clause, the “Exit Shares”), in each case as if such Exit Shares were issued by the Company prior to such transaction. In such event, the Exercise Price and the number of Warrant Shares shall be adjusted accordingly, as of immediately prior to such transaction.

1.3.              Warrant Period. This Warrant may be exercised, subject to the terms and conditions hereof, in whole or in part, at one time or from time to time during the period commencing upon the Closing until the 4th anniversary of the Closing; provided, however, that if a Trigger Event occurs, then such period shall terminate upon the 5th anniversary of the Closing; provided further, however, that in the event of a Deemed Liquidation, this Warrant will expire immediately prior to the closing of the Deemed Liquidation, subject to such closing and the application of the terms hereof to such transaction, including but not limited to Section 1.2.5; provided further, however, that if such Deemed Liquidation is a transaction with a private company, then this Warrant shall expire upon the closing of such Deemed Liquidation, if so required by the acquiring entity, but only if the Investors receive their entire Series D Preference (as such capitalized terms are defined in the Amended AOA) in such transaction, in liquid proceeds (cash or publicly-tradable shares). The above period shall be referred to herein as the “Warrant Period”.

1.4.              Exercise for Cash. The Holder may elect to exercise this Warrant in whole or in part and from time to time during the Warrant Period, by presentation and surrender thereof to the Company at its principal office or at such other office or agency as it may designate from time to time, accompanied by:

1.4.1.               A duly executed notice of exercise, in the form attached hereto as Schedule 1.4.1  (the “Exercise Notice”); and

1.4.2.               Payment to the Company, for the account of the Company, of the aggregate Exercise Price for the Warrant Shares being acquired upon such exercise, payable in immediately available funds by wire transfer to the Company’s bank account.

1.5.              Exercise on Net Issuance Basis. In lieu of payment to the Company as set forth in Section 1.4 above, the Holder may elect to convert this Warrant into the number of Warrant Shares calculated pursuant to the formula below, by presentation and surrender thereof to the Company at its principal office or at such other office or agency it may designate from time to time, accompanied by a duly executed notice of cashless exercise, in the form attached hereto as Schedule 1.5 (the “Net Issuance Notice”):

Where:

X =               the number of Warrant Shares to be issued to the Holder;

Y =               the number of Warrant Shares otherwise purchasable upon exercise of this Warrant (or such lesser number of shares as Holder may designate in case of a partial exercise of this Warrant);

A =               the fair market value of one Warrant Share (or of any securities into which Warrant Shares have been converted in accordance with the Company’s organizational documents and applicable law) at the time the net issuance election under this Section 1.5 is made; and

B =               the Exercise Price per Warrant Share.

For purposes hereof, the “fair market value” of one (1) Warrant Share as of a particular date shall be: (a) if applicable, the average of the closing bid and asked prices of Warrant Shares (or of any securities into which the Warrant Shares have been converted in accordance with the Company’s organizational documents and applicable law) quoted in the over-the-counter market summary or the closing price quoted on any exchange on which the Warrant Share (or any securities into which the Warrant Shares have been converted in accordance with the Company’s organizational documents and applicable law) is listed, whichever is applicable, for the five (5) trading days immediately prior to but not including the date of determination of fair market value; (b) if the exercise pursuant to this Section 1.5 is as of immediately prior to the consummation of an M&A Event (or other similar corporate transaction), then (without, for the avoidance of doubt, derogating from the adjustment provisions hereof) the fair market value of one (1) Warrant Share (or of any securities into which the Warrant Shares have been converted in accordance with the Company’s governing documents, this Warrant, and applicable law) in such transaction (i.e. the price per share paid by the surviving or acquiring entity in such transaction, as set forth in Section 1.2.5 above). In the event that the price in the transaction is not in cash, then the applicable fair market value of the non-cash consideration shall be determined by the Company’s auditors; (c) if the exercise pursuant to this Section 1.5 is immediately prior to the closing of an IPO of a corporate successor of the Company’s equity interests, then the public offering price (before deduction of discounts, commissions or expenses) in such offering; or (d) if the Company’s shares are not publicly traded or registered on any stock exchange at the time of exercise and clauses (b) and (c) are not applicable, then as determined by the Company’s auditors.

For the avoidance of doubt, the Holder may effect partial exercise(s) of this Warrant pursuant to this Section 1.5. Any exercise under this Section 1.5 shall, for the avoidance of doubt, be for no further consideration by the Holder.

1.6.              Issuance of Warrant Shares. Upon presentation and surrender of this Warrant, accompanied by (a) the duly executed Exercise Notice and the payment of the applicable aggregate Exercise Price pursuant to Section 1.4 above; or (b) the duly executed Net Issuance Notice pursuant to Section 1.5 above, as the case may be, the Company shall promptly (i) issue to the Holder the Warrant Shares to which the Holder is entitled; and (ii) deliver to the Holder the share certificate evidencing such Warrant Shares, and (iii) in any event, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder.

1.7.              Fractional Shares. No fractions of Warrant Shares shall be issued in connection with the exercise of this Warrant, and the number of shares issued shall be rounded to the nearest whole number.

1.8.              Automatic Exercise. If this Warrant or any portion hereof is still outstanding on the final day of the Warrant Period, then if, at such time, the fair market value of a Warrant Share is more than the Exercise Price for such share, this Warrant shall be deemed automatically exercised by the Holder in full immediately prior to the conclusion of the Warrant Period, on a net issuance basis pursuant to Section 1.5 hereof.

1.9.              Loss or Destruction of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonable expense reimbursement and indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

1.10.       Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the Warrant Shares purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the Warrant Shares shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

1.11.       Conditional Exercise. If this Warrant is exercised in the context of an IPO or Deemed Liquidation, then such exercise shall be deemed conditional on the closing of such transaction, and for the avoidance of doubt, if such transaction does not close, then this Warrant shall not be considered exercised at such time (unless the Holder explicitly notifies the Company otherwise).

1.12.       Right to Exercise into Ordinary Shares. The Holder shall have the right, at its sole discretion, to exercise this Warrant into the number of Ordinary Shares into which the Warrant Shares otherwise purchasable hereunder could be converted at such time in accordance with the provisions of the Amended AOA (as in effect from time to time). If at any time the entire class of Series D-2 Preferred Shares is converted into Ordinary Shares or another class of shares pursuant to the provisions of the Amended AOA, then this Warrant shall automatically be deemed to be exercisable for such number of Ordinary Shares or shares of such other class, into which the Warrant Shares would have been converted had the Warrant Shares been issued and outstanding on the date of such conversion, and the Exercise Price shall equal the Exercise Price in effect as of immediately prior to such conversion divided by the number of Ordinary Shares or shares of such other class into which one Warrant Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

2.                        TAXES

2.1.              The Holder acknowledges that the grant of the Warrant, the issue of the Warrant Shares and the execution and/or performance of this Warrant may have tax consequences to the Holder.

2.2.              The Company shall pay all of the applicable taxes and other charges payable by the Company in connection with the issuance of the Warrant Shares and the preparation and delivery of share certificates pursuant to Section 1 in the name of the Holder, if any, but shall not pay any taxes payable by the Holder by virtue of the holding, issuance, exercise or sale of this Warrant or the Warrant Shares by the Holder, which shall be the obligation of the Holder.

2.3.              The Company shall withhold taxes, if and as required according to the requirements under the applicable laws, rules, and regulations for withholding taxes at source, provided that the Company shall inform the Holder of such withholding requirement at least 5 (five) business days prior to such anticipated withholding, so as to allow the Holder to obtain and provide the Company with an appropriate certificate of exemption, if available. No withholding shall be made if an exemption, satisfactory to the Company, is obtained and delivered to the Company, for as long as it is valid in accordance with applicable law. Holder shall indemnify the Company, its shareholders, directors and/or officers, as applicable, and hold them harmless from and against any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Holder, provided that they acted in due care.

3.                        RESERVATION OF SHARES; PRESERVATION OF RIGHTS OF HOLDER

3.1.              Reservation of Shares. The Company hereby agrees that, at all times prior to the expiration or exercise of this Warrant, it will maintain and reserve, free from pre-emptive or similar rights, (a) such number of authorized but unissued Series D-2 Preferred Shares, and (b) such number of Ordinary Shares into which such Series D-2 Preferred Shares shall, at any time, be convertible, so that this Warrant may be exercised into Series D-2 Preferred Shares and/or (at the Holder’s discretion, or in case of automatic conversion pursuant to the Articles) into Ordinary Shares, without additional authorization of shares.

3.2.              Preservation of Rights. Subject to the provisions of Section 8.1 below, the Company will not, by amendment of its organizational documents or through reorganization, recapitalization, consolidation, merger, dissolution, transfer of assets, issue or sale of securities or any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, conditions or terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such actions and making all such adjustments as may be necessary or appropriate in order to fulfill the provisions hereof.

4.                        ADJUSTMENT

4.1.              In addition to, and without derogating from, the other provisions hereof, the Amended AOA and the SPA, the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time or upon exercise, as follows:

4.1.1.                Bonus Shares. In the event that during the Warrant Period the Company shall declare or distribute to all of its shareholders, and/or to the holders of Warrant Shares, bonus shares or other securities or non-cash property (except for any securities distributed as dividends) (in this Section, “bonus shares”), then this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares into which it was exercisable as of immediately prior to such event, the amount of such bonus shares that are distributed to all shareholders of the Company, and/or to the holders of Warrant Shares, without payment of any additional consideration therefor, to which the Holder would have been entitled had this Warrant been exercised prior to the issuance of the bonus shares.

4.1.2.               Consolidation and Division. In the event that during the Warrant Period the Company consolidates its entire share capital and/or the class of shares representing the Warrant Shares into shares of greater par value, or subdivides them into shares of lesser par value, then the number of Warrant Shares to be allotted on exercise of this Warrant after such consolidation or subdivision shall be reduced or increased accordingly, as the case may be, and in each case the Exercise Price shall be adjusted appropriately such that the aggregate consideration hereunder to the Company shall not change.

4.1.3.               Capital Reorganization. In the event that during the Warrant Period a reorganization of the share capital of the Company is effected (other than as provided for elsewhere in this Section 4), including any recapitalization, reclassification or similar event resulting in a change of the Series D-2 Preferred Shares and/or number of the Series D-2 Preferred Shares and/or the Ordinary Shares into a different number of shares of the same class or any other class or classes of shares, then, as part of such transaction, provision shall be made so that the Holder shall be entitled to purchase, upon exercise of this Warrant, such kind and number of shares or other securities of the Company to which the Holder would have been entitled had this Warrant been exercised immediately prior to such transaction. In such case the Exercise Price shall be adjusted appropriately such that the aggregate consideration hereunder to the Company shall not change.

4.2.              Certificate of Adjustment. Whenever an adjustment is effected under this Warrant, the Company shall promptly compute such adjustment and deliver to the Holder a certificate setting forth the number of Warrant Shares (or any other securities) for which this Warrant is exercisable and the Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment has or will become effective.

4.3.              Parallel Adjustments. For the avoidance of any doubt, it is the intention of the parties that any adjustments made to the exercise price and the number of warrant shares purchasable pursuant to the warrants granted by the Company to the Investors under the SPA, shall also be made to the Exercise Price and the number of Warrant Shares purchasable hereunder even if the Holder did not actually invest funds under the SPA.

5.                        NOTICE OF CERTAIN EVENTS

5.1.              If at any time during the Warrant Period, any of the Notice Events set forth in Section 5.2 below shall occur, then, in any one or more of such events, the Company shall deliver to the Holder written notice thereof, including the date on which (a) a record shall be taken in connection with such event (if applicable); and (b) such event is to be consummated. Such written notice shall be delivered to the Holder at least fourteen (14) days prior to the consummation of the applicable event and not less than fourteen (14) days prior to the record date in respect thereof.

5.2.              For the purposes hereof, a “Notice Event” shall mean any of the following: (i) an IPO by the Company or a corporate successor of its equity interests; or (ii) a Liquidation (as defined in the Amended AOA) or Deemed Liquidation, or (iii) the date on which the Company shall distribute a cash or other dividend.

5.3.              Notwithstanding the aforementioned, in the event that any notice pursuant to Section 5.1 shall lawfully be delivered by the Company to its shareholders within a shorter period, then such shorter period shall apply and the notice above shall be required to be delivered contemporaneously to the Holder with the delivery of such notice by the Company to its shareholders.

6.                        RIGHTS OF THE HOLDER

6.1.              No Current Rights as Shareholder. This Warrant shall not entitle the Holder, by virtue hereof, to any voting rights or other rights as a shareholder of the Company, except for the rights expressly set forth herein.

6.2.              Certain Restrictions. The Holder acknowledges that the Warrant Shares shall be subject to certain rights, privileges, restrictions and limitations as set forth in this Warrant, and the Amended AOA (as in effect from time to time).

6.3.              Registration Rights. All Warrant Shares which are, at any time, issuable upon exercise of this Warrant, and all and Ordinary Shares which are, at any time, issuable upon exercise hereof and/or conversion of the Warrant Shares, shall be “Registrable Securities” pursuant to the Investors’ Rights Agreement, dated on even date herewith, by and among the Company, the Holder, the other Investors and the other parties named therein (the “Investors’ Rights Agreement”), and shall be entitled, subject to the terms and conditions of the Investors’ Rights Agreement, as an Investor thereunder, to all registration rights granted to holders of Registrable Securities thereunder.

6.4.              Conversion of Series D-2 Preferred Shares. In the event that the entire class of Series D-2 Preferred Shares is converted into Ordinary Shares in accordance with the terms of the Amended AOA, this Warrant shall become exercisable for Ordinary Shares.

6.5.              Lockup. The Holder understands that in the event of any registration of the Company’s shares on any stock exchange, the underwriters may request, or it may be required under applicable law and/or by any governmental authority, that the Warrant Shares shall be subject to a lock up period of up to 180 days. If, in connection with an IPO, the underwriter will request the shareholders of the Company and the Holder of this Warrant to be subject to a lock-up period of up to 180 days, (a) the Holder shall not be allowed to sell or transfer any of the Warrant Shares, provided that in any case, any “lock-up” restrictions applicable to this Warrant and/or the Warrant Shares which may be acquired hereunder, shall terminate no later than upon the end of the “lock-up” period applicable to the Investors Shares (or the Ordinary Shares into which they may be converted) in such registration; and (b) the Holder shall sign a customary lock up agreement as required by the underwriter or the Company with respect to the lock up restriction specified in this Section 6.5.

7.                        REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to the Holder as follows: (i) this Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms; (ii) the Warrant Shares (and the Ordinary Shares into which such Warrant Shares are convertible) are duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid (subject to the full payment of the exercise price, or valid net issuance exercise, by the Holder) and non-assessable and not subject to any third party rights or liens, except as set forth in the Amended AOA and any agreement entered into between the Company and the holders of Preferred D-1 Shares; and (iii) the execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof and the issuance of the Ordinary Shares into which such Warrant Shares are convertible in accordance with the terms hereof and the Amended AOA (as in effect from time to time), will not be, inconsistent with the Company’s governing documents, do not and will not conflict with or contravene with all applicable laws and will be issued in compliance with all applicable laws, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any government authority or agency or other person, other than those consents or approvals that shall have been previously obtained and reports of issuance to the Israeli Registrar of Companies and to OCS (if applicable).

8.                        MISCELLANEOUS

8.1.              Entire Agreement; Amendment. This Warrant, and the provisions of the SPA and the Amended AOA relating hereto, set forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Warrant. No modification or amendment of this Warrant will be valid unless executed in writing by the Company and the Holder; provided however that in the event that the Majority Investors (as defined in the Amended AOA) agree with the Company to make an amendment which will apply to the Warrants granted pursuant to the SPA, then this Warrant shall be amended in accordance with such amendment, without the need for further action or approval on the part of the Holder.

8.2.              Waiver. No failure or delay on the part of any of the parties in exercising any right, power or privilege hereunder and/or under any applicable laws or the exercise of such right or power in a manner inconsistent with the provisions of this Warrant or applicable law shall operate as a waiver thereof. Any waiver must be evidenced in writing signed by the party against whom the waiver is sought to be enforced.

8.3.              Successors and Assigns. Except as otherwise expressly limited herein, this Warrant shall inure to the benefit of, be binding upon, and be enforceable by the Holder and its respective successors, and administrators.

8.4.              Assignment. This Warrant and all rights hereunder are transferable by the Holder, subject to compliance with applicable securities laws and the Amended AOA, provided that the assignee will sign and provide to the Company an undertaking to be bound by all of the terms of this Warrant. Without derogating from the foregoing it is clarified that the Holder may transfer this Warrant to its Permitted Transferees under the Amended AOA. Within a reasonable time after the Company’s receipt of an executed Assignment Form in the form attached hereto as Schedule 8.4, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices. In the event of a transfer hereunder which is only a partial transfer hereof, the Company shall issue to the holders one or more appropriate new warrants in accordance with the provisions of Section 1.10.

8.5.              Governing Law. This Warrant shall be exclusively governed and construed in accordance with the laws of the State of Israel, without regard to conflicts of laws provisions thereof.

8.6.              Jurisdiction. The competent courts in Tel Aviv shall have sole and exclusive jurisdiction over all matters relating to this Agreement.

8.7.              Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by facsimile or email with confirmation of transmission if sent during normal business hours of the recipient, if not, then on the next business day; (c) ten (10) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two business days after deposit with an internationally-recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent out as set forth in the SPA or as otherwise notified by the parties.

8.8.              Severability. In the event one or more of the provisions of this Warrant should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Warrant, which shall remain enforceable, to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Warrant (including, without limitation, the portion of this Warrant containing any provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

8.9.              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10.       Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.11.       Preamble. The preamble hereto is an integral part hereof.

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, PolyPid Ltd. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:

POLYPID LTD.

By:
Name:
Title:

AGREED AND ACCEPTED:

By:
Name:
Title:

Schedule 1.4.1

Exercise Notice

Date:

To: PolyPid Ltd. (the “Company”)

The undersigned, pursuant to the provisions set forth in the Warrant to which this Exercise Notice is attached (the “Warrant”), hereby elects to purchase                  Series D-2 Preferred Shares of the Company pursuant to Section 1.4 of the Warrant, and herewith makes payment of US$           , representing the full Exercise Price for such shares in accordance with the Warrant. The undersigned makes again here, with respect to the securities it is acquiring upon the exercise of the Warrant as contemplated hereby, the same representations, warranties and acknowledgements for the benefit of the Company, as it made in the Warrant.

Please issue a certificate representing the Warrant Shares in the name of the undersigned or as otherwise indicated below and deliver it to the address stated below, and if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, then please also issue a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant in the name of the undersigned or as otherwise indicated below and deliver it to the address stated below:

Name:

Address:

ID / Social Security No./ company number:

Signature:

Schedule 1.5

Net Issuance Notice

Date:

To: PolyPid Ltd. (the “Company”)

The undersigned, pursuant to the provisions set forth in the Warrant to which this Exercise Notice is attached (the “Warrant”), hereby elects to exercise the Warrant, for no additional consideration, for the purchase of         Series D-2 Preferred Shares of the Company, pursuant to the provisions of Section 1.5 of the Warrant (net issuance).

The undersigned makes again here, with respect to the securities it is receiving upon the exercise of the Warrant as contemplated hereby, the same representations, warranties and acknowledgements for the benefit of the Company, as it made in the Warrant.

Please issue a certificate representing the Warrant Shares in the name of the undersigned or as otherwise indicated below and deliver it to the address stated below, and if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant in its entirety via net issuance, then please also issue a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant in the name of the undersigned or as otherwise indicated below and deliver it to the address stated below:

Name:

Address:

ID / Social Security No./ company number:

Signature:

Schedule 8.4

Assignment Form

(To assign the foregoing Warrant to purchase shares of PolyPid Ltd., execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to the undersigned transferee, who will assume all obligations of the Holder under the Warrant and under the SPA and all of the schedules and exhibits attached thereto and contemplated thereby:

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s
Signature:

Holder’s
Address:

Transferee’s
signature:

Transferee’s
address: